UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2026

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 27, 2026, ENDRA Life Sciences Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Purchaser”) pursuant to which the Company agreed to sell and issue to the Purchaser in a private placement offering (the “Offering”) an aggregate of 578,387 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and/or prefunded warrants in lieu thereof (the “Prefunded Warrants”), and warrants (the “Common Warrants”) to purchase an aggregate of up to 1,156,774 shares of Common Stock at a per share exercise price of $6.57. Each share of Common Stock (or Pre-Funded Warrant in lieu thereof) and accompanying Common Warrants were sold at a combined purchase price of $6.57. The Company has also granted certain registration rights to the Purchaser with respect to the Shares and the shares issuable upon the exercise of the Prefunded Warrants and Common Warrants pursuant to the Securities Purchase Agreement.

The Offering is expected to close on May 28, 2026 (the “Closing Date”). The gross proceeds of the Offering are expected to be approximately $3.8 million (the “Purchase Price”). Lucid Capital Markets, LLC (the “Placement Agent”) acted as sole placement agent for the Offering. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, subject to the restrictions in the Side Letter Agreement described below.

Each of the Prefunded Warrants is exercisable for one share of Common Stock at the exercise price of $0.0001 per share of Common Stock underlying the Prefunded Warrant (a “Prefunded Warrant Share”). Each of the Common Warrants is exercisable for one share of Common Stock at the exercise price of $6.57 per share (the “Common Warrant Shares”). Until such time as the Company has delivered to the Purchaser a Company Decision Notification (as defined below) (the “Exercisability Restriction Removal Date”), a portion of the Prefunded Warrants in respect of 324,372 Prefunded Warrant Shares and all of the Common Warrants will only become exercisable upon the Company obtaining stockholder approval of the issuance of such Prefunded Warrant Shares and Common Warrant Shares (such approval, the “Stockholder Approval”). The Common Warrants are exercisable at any time following the Exercisability Restriction Removal Date until five (5) years after such date. The Common Warrants may also be exercised on a cashless basis at any time after the Exercisability Restriction Removal Date beginning six (6) months after their initial issuance if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Common Warrant Shares by the holder thereof. Additionally, each holder’s ability to exercise its Prefunded Warrants and Common Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein.

The foregoing descriptions of the Securities Purchase Agreement, Prefunded Warrants and Common Warrants above do not purport to be complete and are qualified in their entirety by the full text of such documents, forms of which are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

The Shares, the Prefunded Warrants and the Common Warrants were, and the Prefunded Warrant Shares and Common Warrant Shares will be, offered and sold in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(c) of Regulation D promulgated thereunder, and applicable state securities laws.

Side Letter Agreement

Concurrently with the entry into the Securities Purchase Agreement, the Company and the Purchaser entered into a side letter agreement (the “Side Letter Agreement”). Pursuant to the Side Letter Agreement, upon the notification by the Company to the Purchaser (the “Company Decision Notification”) of any decision of the Company not to continue pursuing a definitive agreement with respect to a strategic alternative with one or more specific counterparties identified to the Purchaser (the “Potential Strategic Alternative”), the Company will pay to the Purchaser an amount equal to the Purchase Price less the fair market value of the Shares and/or Prefunded Warrants purchased by the Purchaser in the Offering based, subject to certain exceptions, on a 10-day volume weighted average price of the shares determined at the time of such repayment (the “Payment Obligation”). Pursuant to the Side Letter, until the earlier of the closing of the Potential Strategic Alternative or the payment of the Payment Obligation, the Company will maintain a cash balance equal to or greater than the Purchase Price in a segregated bank account, with spending of such cash balance subject to a deposit control agreement that is mutually acceptable to the Company and the Purchaser.

The Company also agreed pursuant to the Side Letter Agreement to (i) provide the Purchaser with the right to designate one individual as an observer to the Company’s Board of Directors, with customary board observer rights, subject to certain exceptions, and (ii) maintain a cash balance equal to or greater than the Purchase Price in a segregated bank account, with the Company’s spending of the cash balance in such bank account to be subject to a Deposit Account Control Agreement that is mutually acceptable to the Purchaser and the Company, in each case, until the earlier of the closing of the Potential Strategic Alternative or the payment of the Payment Obligation.

The foregoing description of the Side Letter Agreement above does not purport to be complete and is qualified in its entirety by the full text of the Side Letter Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company will issue to the Placement Agent prefunded warrants (the “Placement Agent Prefunded Warrants”) to purchase up to an aggregate of 100,000 shares of Common Stock as compensation. Until the Exercisability Restriction Removal Date, the Placement Agent Prefunded Warrants will only become exercisable upon the Company obtaining the Stockholder Approval.

The Placement Agent Prefunded Warrants were offered and sold in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and applicable state securities laws.

The information contained above in Item 1.01 relating to the issuance of the Shares, the Common Warrants, the Prefunded Warrants, the Common Warrant Shares and the Prefunded Warrant Shares is hereby incorporated by reference into this Item 3.02.

The issuances of the Shares, the Common Warrants, the Prefunded Warrants and the Placement Agent Prefunded Warrants were not, and the issuances of the Common Warrant Shares, the Prefunded Warrant Shares, and shares of Common Stock issuable upon the exercise of the Placement Agent Prefunded Warrants will not be, registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on May 30, 2025, on May 27, 2025, the Company received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”).

Subsequently, on November 18, 2025, based on the Staff’s review of the Company’s Form 8-K, dated November 14, 2025, the Staff determined that the Company regained compliance with Minimum Stockholders’ Equity Requirement, subject to Nasdaq’s continued monitoring of the Company’s ongoing compliance with the Minimum Stockholders’ Equity Requirement.

On April 20, 2026, the Staff issued a letter to the Company indicating that, because the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the year ended December 31, 2025 was $2,260,120, the Company was no longer in compliance with Minimum Stockholders’ Equity Requirement. The Staff’s letter indicated that the Company’s non-compliance would result in the delisting of the Company’s securities from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, which request stayed any further action by Nasdaq pending the issuance of a decision by the Panel and the expiration of any extension the Panel may grant to the Company following the hearing.

As a result of the Offering, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity in excess of $2.5 million. The Company is awaiting formal determination from Nasdaq that is has evidenced compliance with the Minimum Stockholders’ Equity Requirement and intends to provide an update upon receipt of such determination.

Forward-Looking Statements

All statements in this Current Report on Form 8-K that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” “anticipate,” “attempt,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “hope,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “will,” “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: our limited commercial experience, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; our ability to maintain compliance with Minimum Stockholders’ Equity Requirement and the risk that the Panel disagrees with our belief that we have regained compliance with such rule; the likelihood of our entry into any definitive agreement in respect of a strategic alternative and related requirement to pay the Payment Obligation; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this Current Report on Form 8-K speak only as of the date of filing, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Prefunded Warrant
10.1	Form of Securities Purchase Agreement, dated as of May 27, 2026, between ENDRA Life Sciences Inc, and the purchaser party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
May 28, 2026
	By:	/s/ Alexander Tokman
	Name:	Alexander Tokman
	Title:	Chief Executive Officer and Chairman

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